UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2006

BAKBONE SOFTWARE INCORPORATED

(Exact name of registrant as specified in its charter)

Canada	000-12230	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9540 Towne Center Drive, Suite 100

San Diego, California 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 450-9009

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 21, 2006, BakBone Software Incorporated (the “Company”) issued a press release announcing that it had entered into a Technology Development and License Agreement (the “Agreement”) with Sun Microsystems, Inc. (“Sun”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The Agreement provides for a grant of a license of the Company’s Netvault software product to Sun for Sun’s sublicensing and distribution to its resellers and end users. The Agreement also establishes a framework under which Sun and the Company will collaborate to offer existing and new versions of the Company’s software. In addition, the Agreement provides that the Company and Sun will negotiate in good faith to enter into a warrant agreement pursuant to which Sun shall have the right (subject to the Company’s ability to satisfy any regulatory requirements applicable to the issuance of the warrant and vesting requirements) to purchase authorized but unissued common shares of the Company on terms and subject to conditions to be specified in the warrant agreement.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated December 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKBONE SOFTWARE INCORPORATED

December 21, 2006	By:	/s/ Douglas Lindroth
Douglas Lindroth Chief Financial Officer